Exhibit 5.3

[GELAAC LETTERHEAD]

December 7, 2005

The Board of Directors

GE Life and Annuity Assurance Company

6610 West Broad Street

Richmond, Virginia 23223

Re:	Genworth Global Funding Trusts
$5,000,000,000 Secured Medium-Term Notes Program

Ladies and Gentlemen:

The undersigned, as General Counsel of GE Life and Annuity Assurance Company, a stock life insurance company operating under a charter granted by the Commonwealth of Virginia (“GELAAC”), delivers this opinion in connection with the establishment of a program (the “Program”) pursuant to which one or more newly formed common law trusts (each a “Trust”) will issue secured medium-term notes (the “Notes”), with the Notes issued by each Trust secured by a funding agreement (in the form filed as an exhibit to the Registration Statement, referred to below (each, a “Funding Agreement”)) to be entered into between GELAAC and the relevant Trust.

Each Trust will be formed for the sole purpose of facilitating the issuance of Notes. GELAAC has filed a Registration Statement on Form S-3 (File No. 333-128718), on September 30, 2005, as amended by Amendment No. 1, to be filed on December 8, 2005 (including all documents incorporated by reference therein, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement includes a prospectus (including the documents incorporated by reference therein, the “Prospectus”) relating to the Notes, a prospectus supplement to the Prospectus relating to the Notes to be sold primarily to institutional investors (the “Institutional Prospectus Supplement” and together with the Prospectus, the “Institutional Prospectus”) and a prospectus supplement to the Prospectus relating to the Notes to be sold primarily to retail investors (the “Retail Prospectus Supplement” and together with the Prospectus, the “Retail Prospectus”). In addition, the Registration Statement includes certain other exhibits relevant to the issuance of the Notes and the Funding Agreements.

As counsel for GELAAC, I am familiar with and have examined, either personally or through attorneys under my direction, supervision or control, the articles of incorporation and bylaws of GELAAC, other corporate records, instruments and other documents as deemed necessary or appropriate in order to render the opinions set forth herein. I, either

The Board of Directors

GE Life and Annuity Assurance Company

December 7, 2005

personally or through attorneys under my direction, supervision or control, have also reviewed, supervised and participated in the preparation of the Registration Statement.

Based upon the foregoing, and relying upon the correctness of all statements of fact contained in the certificates, records and other documents which I have examined either personally or through attorneys under my direction, supervision or control, and subject to limitations, qualifications, caveats and exceptions set forth below, I am of the opinion that, the Funding Agreements, when issued in accordance with the Institutional Prospectus or Retail Prospectus, as applicable, and as contemplated by the Registration Statement, will be legal and binding obligations of GELAAC, enforceable against GELAAC in accordance with their terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and to general principles of equity, including applicable insurance company insolvency laws.

I express no opinion herein other than as to the law of the Commonwealth of Virginia. This opinion is rendered as of the date hereof and I assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to my attention with respect to the opinion and statements set forth above, including any changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.

I hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the 1933 Act relating to the Notes. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/    Thomas E. Duffy

Thomas E. Duffy

General Counsel

GE Life and Annuity Assurance Company